Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated May 6, 2005 (except for the last paragraph of Note 1 as to which the date is July 18, 2005), relating to the consolidated financial statements and of Genco Shipping & Trading Limited and subsidiaries, appearing in the Registration Statement on Form S-1 of Genco Shipping & Trading Limited and subsidiaries for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP


October 11, 2005